EXHIBIT 3. (ii)
                                   BY-LAWS

                                     OF

                            CBI INDUSTRIES, INC.

                         (As Amended August 9, 1995)


                                   ARTICLE
                                      I

                                   Offices

      The registered office of the company shall be located at 100 West Tenth Street, Wilmington, Delaware. The company may also have such other offices within or without the State of Delaware as may hereafter be established by or with the authority of the board of directors.

                                 ARTICLE II

                                    Seal

      The seal of the company shall be a round disk consisting of an outer circle having on its circumference the words "CBI INDUSTRIES, INC., DELAWARE" and an inner circle having within it the words "CORPORATE SEAL."

                                 ARTICLE III

                                Capital Stock

      SECTION 1: The holder of each fully paid share of the capital stock of the company shall be entitled to a certificate or certificates stating the number of shares owned by such stockholder. All stock certificates shall be in such form consistent with law, the certificate of incorporation and these by-laws as shall from time to time be approved by the board of directors.
They shall be numbered consecutively, signed by the chairman of the board, the president or a vice-president and by the secretary or an assistant secretary or the treasurer or an assistant treasurer and sealed with the corporate seal. In any case in which such certificate is countersigned manually by either a transfer agent or registrar other than the company or one of its employees, the corporate seal and signatures of the officers of the company, or any of them, and the signature of the registrar or transfer agent not countersigning manually, as the case may be, may be engraved or printed facsimiles. In any case in which any officer who has signed or whose facsimile signature has been placed on such a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the company with the same effect as if such officer had not ceased to be such at the date of its issue.

      SECTION 2: The names and addresses of the persons to whom certificates for shares of stock are issued and the number of shares represented by and the date of the issue and transfer of each certificate shall be entered on books of the company kept for that purpose. The stock record and transfer books and the blank stock certificates shall be kept by such transfer agent or by the secretary or such other officer as shall be designated by the board of directors for that purpose.

      SECTION 3: Except as otherwise provided in these by-laws or required by law, shares of stock shall be transferable only on the books of the company upon surrender of the certificate or certificates therefor to the secretary or an assistant secretary of the company, or to the transfer agent of the company if such an agent shall have been appointed, properly endorsed or accompanied by proper assignments duly executed by the registered holder thereof in person or by his attorney duly authorized in writing. Every certificate surrendered to the company for transfer or exchange shall be canceled and the date of cancellation shall be shown thereon. The company shall treat the registered


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holder of each certificate for a share or shares of its stock as the owner of such share or shares until the same shall have been transferred on the books of the company as above provided.

      SECTION 4: The company, whenever the board of directors shall so determine, shall maintain one or more transfer offices or agencies, each in charge of a transfer agent designated by the board of directors, where the shares of the capital stock of the company may be transferred, and also one or more registry offices, each in charge of a registrar designated by the board of directors, where the share of such capital stock may be registered, and no certificate for shares of such stock in respect of which a transfer agent and registrar shall have been designated shall be valid unless countersigned by such transfer agent and registered by such registrar. The board of directors may also have such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the capital stock of the company.

      SECTION 5: The holder of any share of capital stock of the company shall immediately notify the company of any loss, theft, destruction or mutilation of the certificate therefor and the board of directors may, in its discretion, cause a new certificate or certificates to be issued to him, upon the surrender of the mutilated certificate or in case of loss, theft or destruction of the certificate, upon satisfactory proof of such loss, theft or destruction and upon such terms and indemnity and with such bond as the board of directors may prescribe, but the board of directors in its discretion may refuse to replace any lost or destroyed certificate except upon the order of a court of competent jurisdiction.

      SECTION 6: (a) In order that the company may determine the stock-holders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.

      (b)  If no record date is fixed:

      (1) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

      (2) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

      (c) A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.


                                 ARTICLE IV

                          Meetings of Stockholders

      SECTION 1: All meetings of stockholders shall be at the principal office of the company or such other place as may be designated by the board of directors from time to time.

      SECTION 2: The regular annual meeting of the stockholders shall be held in the month, on the day and at the hour in each year as designated by resolution of the board of directors, for the purpose of electing a board of directors and for the transaction of such other business as may be properly brought before such meeting.


                                      2
      SECTION 3: Special meetings of the stockholders for any purpose or purposes may be called at any time by the chairman of the board of directors, by the president or by the board of directors, and no other person or group of persons shall be entitled to call a special meeting of the stockholders.

      SECTION 4: Written or printed notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, or in the case of a merger or consolidation of the company requiring stockholder approval or a sale, lease or exchange of substantially all of the property and assets of the company, not less than twenty (20) nor more than sixty (60) days before the date of the meeting, either personally or by mail, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the stockholder at his address as it appears on the records of the company, with postage thereon prepaid.

      SECTION 5: At all meetings of stockholders a majority of the outstanding shares, excluding such shares as may be owned by the company, represented in person or by proxy, shall constitute a quorum for the transaction of any business other than adjourning from time to time until a quorum shall be obtained, or adjourning sine die, and for any such adjournment a majority vote of whatever stock shall be represented shall be sufficient. At any adjourned meeting at which a quorum is present any business may be transacted which might have been transacted if the meeting had been held at the time fixed in the notice thereof.

      SECTION 6: Each outstanding share which is entitled to vote on matters submitted to a vote at any meeting of stockholders may be voted by proxy. Such proxy must be in writing and filed with the Secretary not later than the time for ascertainment of a quorum in connection with the meeting at which such proxy is to be voted. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy.

      SECTION 7: The secretary or an assistant secretary shall make, at least ten (10) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order, with the address of, and the number of shares registered in the name of, each stockholder. Such list, for a period of ten (10) days prior to such meeting, shall be kept on file at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. Such list shall be subject to inspection by any stockholder, at any time during usual business hours, for any purpose germane to the meeting, and shall also be kept open, at the time and place of the meeting, subject to the inspection of any stockholder who is present, during the whole time of the meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the company, or to vote in person or by proxy at any meeting of stockholders.

      SECTION 8: Unless otherwise modified by resolution of the board of directors of the company, the order of business at each regular annual meeting of stockholders shall be as follows:

            (a)  Ascertainment of quorum
            (b)  Proof of due notice of meeting
            (c)  Unfinished business
            (d)  New business
            (e)  Election of directors
            (f)  Reports of officers and committees
            (g)  Adjournment

      SECTION 9: Business may be properly brought before an annual meeting of stockholders by a stockholder only upon the stockholder's timely notice thereof in writing to the secretary of the company. To be timely, a stockholder's notice must be in writing and delivered or mailed by first class


                                      3
United States mail, postage prepaid, to the secretary of the company not less than sixty (60) days prior to the first anniversary of the date of the last meeting of stockholders called for the election of directors. A stockholder's notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting, (b) the name and record address of the stockholder proposing such business, (c) the class and number of shares of stock of the company which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. Notwithstanding the foregoing, nothing in this Section 9 shall be interpreted or construed to require the inclusion of information about any such proposal in any proxy statement distributed by, at the direction of, or on behalf of the board of directors. The chairman of an annual meeting shall determine whether any business was properly brought before the meeting in accordance with the provisions of this Section 9. If he should determine that such business was not properly brought before the meeting, he shall so declare to the meeting and any such business shall not be transacted.

      SECTION 10: Nominations of persons for election to the board of directors of the company shall be made only (a) by or at the direction of the board of directors or (b) by any stockholder of the company entitled to vote for the election of directors at a meeting of stockholders who complies with the procedures set forth in this Section 10. Such nominations, other than those made by or at the direction of the board of directors, shall be made by notice in writing delivered or mailed by first class United States mail, postage prepaid, to the chairman of the nominating & public affairs committee of the board of directors of the company not less than sixty (60) days prior to the first anniversary of the date of the last meeting of stockholders called for the election of directors. Such stockholder's notice shall set forth: (i) as to each person whom such stockholder proposes to nominate for election or re-election as a director, (A) the name, age, business address and, if known, residence address of each nominee proposed in such notice,
(B) the principal occupation or employment of each such nominee, (C) the number of shares of stock of the company which are beneficially owned by each such nominee, and (D) such other information as would be required by the federal securities laws and the rules and regulations promulgated thereunder in respect of an individual nominated as a director of the company and for whom proxies are solicited by the board of directors of the company (including such nominee's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (ii) as to the stockholder giving the notice, (A) the name and address, as they appear on the company's books, of such stockholder, and (B) the class and number of shares of stock of the company which are beneficially owned by such stockholder. Notwithstanding the foregoing, nothing in this Section 10 shall be interpreted or construed to require the inclusion of information about such nominees in any proxy statement distributed by, at the direction of, or on behalf of the board of directors. The chairman of any meeting of stockholders may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by this Section 10, and if he should so determine, he shall so declare to the meeting and the nomination shall be disregarded.

                                  ARTICLE V

                                  Directors

      SECTION 1: The business and affairs of the company shall be managed by a board of directors. Directors shall be elected at each annual meeting of the stockholders, but if for any reason the election is not held at an annual meeting, it may be held at a subsequent special meeting of stockholders. The directors shall be divided into three classes as nearly equal in number as possible. Each director, when elected, shall hold office for a term to expire at the third succeeding annual meeting of shareholders after his election or until his successor is elected and qualified. The board of directors may accept resignations of individual directors at any time. Any vacancy occurring in the board of directors by reason of resignation, death, incapacity or any other cause, and any newly created directorships resulting from any increase in the authorized number of directors may be filled by a


                                      4
majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director so elected to fill a newly created directorship resulting from any increase in the authorized number of directors shall be elected to a class designated by the Board and shall hold office until the next election of that class, and until such director's successor shall have been elected and qualified. Any director so elected to fill a vacancy resulting from any other cause shall serve until the term of that office shall expire, and until such director's successor shall have been elected and qualified.

      SECTION 2: No person shall be a director who is not a stockholder of the company.

      SECTION 3: Meetings of the board of directors, unless otherwise desig-nated by the board of directors, shall be held at the principal office of the company. Regular meetings of the board of directors shall be held at such times as may be fixed by resolution of the board. Special meetings of the board of directors may be called at any time by the chairman of the board of directors or the president or, in their absence or refusal to act, by any vice-president. A special meeting may also be called by the secretary upon the written request of a majority of the board of directors. A special meeting shall be called by giving written notice to each director (a) by mail sent to his address as it appears on the records of the company, or (b) by personal delivery or (c) by electronic communication prior to the time of such meeting, stating the time, place and objects of such meeting. Such notice shall be given by the secretary or an assistant secretary, but if the secretary or assistant secretary fails to give the notice, the same may be given by the officer or directors calling the meeting. No notice need be given of any regular meeting of the board of directors and special meetings may be held without notice at any time and place by the unanimous consent in writing of all the directors.

      SECTION 4: A majority of the board of directors shall constitute a quorum for the transaction of business at any meeting of the board, but a smaller number may adjourn from time to time until a quorum is obtained, or may adjourn sine die. At any adjourned meeting at which a quorum is present any business may be transacted which might have been transacted if the meeting had been held at the time fixed in the notice thereof. Common or interested directors may be counted in determining a quorum at a meeting of the board of directors which authorizes action pursuant to Article IX.

      SECTION 5: At all meetings of the board of directors the vote of a majority of the whole board shall be decisive on all questions before the meeting, and shall be requisite to any action of the board, except as otherwise provided by law or by these by-laws. Any contract or transaction made pursuant to Article IX may be approved by the affirmative vote of the majority of the disinterested directors even though the disinterested directors may constitute less than a quorum.

      SECTION 6: Unless otherwise modified by resolution of a majority of the board of directors of the company, the order of business at both regular and special meetings of the board of directors shall be set by the chairman of the board. The secretary, an assistant secretary or the directors setting the order of business, shall transmit such order of business to the board of the directors, in writing, either prior to or contemporaneous with the commencement of each meeting.

      SECTION 7: Any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee. Such consent shall have the same effect as a unanimous vote of all directors.

      SECTION 8: (a) The board of directors may, in its discretion, by resolution adopted by a majority of the whole board, constitute a general executive committee for the board, appoint the members thereof, and specify its authority and responsibility. Such committee shall be composed of not

                                      5

less than five members of the board of directors who shall serve at the pleasure of the board. The executive committee shall have such powers, subject to the limitations of paragraph (b) of this Section 8, and shall perform such duties as the board may delegate to it in writing from time to time, including the immediate oversight and direction of the business affairs of the company.

      (b) The executive committee shall be organized and shall perform its functions as directed by the board. Any action taken by the executive committee shall be promptly reported to the board of directors as a whole for ratification. The committee shall act by a majority of the members thereof, and any action duly taken by the executive committee within the course and scope of its authority and after proper ratification shall be binding on the company.

      (c) The executive committee may be abolished at any time by the vote of a majority of the whole board of directors, and during the course of the committee's existence, the membership thereof may be increased or decreased, and the authority and duties of the committee changed by the board of directors as it may deem appropriate. The chairman of the board shall be a member ex officio and act as the chairman of the executive committee.

      SECTION 9: (a) The board of directors, at its discretion, may constitute and appoint special committees, in addition to the executive committee, to assist in the supervision, management, and control of the affairs of the company, with responsibilities and powers appropriate to the nature of the several committees and as provided by the board of directors in the resolution of appointment or in subsequent resolutions and directives. Such committees may include but are not limited to an audit committee, a nominating & public affairs committee, and a compensation committee. Each committee so constituted and appointed by the board shall serve at the pleasure of the board and the members thereof shall include not less than three members of the board of directors, and such further persons as the board may designate.

      (b) In addition to such obligations and functions as may be expressly provided for by the board of directors, each committee so constituted and appointed by the board shall from time to time report to and advise the board on company affairs within its particular area of responsibility and interest.

      (c) The board of directors may provide by general resolution applicable to such special committees for the organization and conduct of the business of the committees.

                                 ARTICLE VI

                       Officers and Assistant Officers

      SECTION 1: The officers of the company shall be a chairman of the board of directors, hereinafter called the "chairman of the board," a president, one or more vice-presidents, a secretary, a treasurer and, at the election of the board of directors, a controller. Such officers shall be elected at the first meeting of the board of directors after the annual meeting of the stockholders in each year but if not elected at such meeting may be elected at any other meeting of the board of directors. All officers shall hold their respective offices from the date of election thereto until the first meeting of the board of directors after the next annual meeting of the stockholders, or until their successors shall have been elected, but all or any of the officers of the company may be removed from their respective offices at the pleasure of the board of directors. The board of directors may also at any time elect such other officers and assistant officers as it may deem proper and may prescribe their duties and authority. The chairman of the board, the president, and at least one vice-president shall be directors. Whenever there is more than one vice-president the board of directors may designate one or more executive vice-presidents or senior vice-presidents or both and assign to them such



                                      6
responsibilities as may be appropriate. Any two or more offices may be held by the same person except that neither the chairman of the board nor the president shall hold the office of secretary.

      SECTION 2: The chairman of the board shall preside at all meetings of the stockholders and of the board of directors at which he is present. If designated the chief executive officer of the company by the board of directors, the chairman of the board shall exercise general supervision and direction over the conduct of the business and affairs of the corporation, shall have the power to appoint counsel for the corporation and to appoint such subordinate officers (other than those officers required by Article VI of these by-laws to be elected by the board of directors), agents, clerks and employees as may be found necessary to transact the business of the corporation and, without the consent of the board of directors, to remove any such appointive officer, agent, clerk or employee of the corporation. The chairman of the board shall have such other powers and perform such other duties as may from time to time be prescribed by the board of directors.

      SECTION 3: The president shall, in the absence of the chairman of the board, preside at all meetings of the stockholders and of the board of directors at which he is present. If designated the chief executive officer of the company by the board of directors, the president shall exercise the powers granted to the chief executive officer as described in Section 2 and shall have such other powers and perform such other duties as may from time to time be prescribed by the board of directors or as may be determined by agreement between the chairman of the board and the president. In case of the absence or disability of the chairman of the board, or his refusal to act, the president shall have the powers and perform the duties of the chairman of the board.

      SECTION 4: The vice-presidents shall have such powers and duties as may from time to time be prescribed by the board of directors or by the chief executive officer in accordance with these by-laws. The board of directors may designate one or more executive vice-presidents or senior vice-presidents or both such executive and senior vice-presidents and may prescribe the powers and duties of each. In case of absence, disability or refusal to act on the part of both the chairman of the board and the president, one of the executive vice-presidents or senior vice-presidents designated by the board of directors shall have the powers and perform the duties of the chief executive officer during such period of absence, disability or refusal to act.

      SECTION 5: The secretary shall keep minutes of all meetings of the stockholders, the board of directors and the committees of the board, if any, shall give the required notices of all such meetings, shall notify all officers and directors of their election and shall keep the seal of the company and affix the same, attested by his signature, to such instruments as may require it. The secretary shall keep or cause to be kept the stock certificate book and the other usual corporate records. He shall make such reports to the board of directors as they may request.

      SECTION 6: The board of directors may designate a vice-president as the chief financial officer of the company in which event that officer shall have all the powers and duties of the treasurer except those prescribed by the board or delegated by the chief financial officer to be performed by the treasurer. In the absence of such a designation, the treasurer shall be the chief financial officer of the company. The chief financial officer shall have custody of and be responsible for all moneys, deposits and securities of the company, for keeping full and accurate records of transactions, accounts, liabilities and financial condition, for authorizing signatures on bank and other accounts, authorizing endorsers on checks, bills, notes and other negotiable and non-negotiable instruments, for arranging for borrowing and lending, procuring insurance, managing cash flow and investments, and shall generally, together with the chief executive officer, have supervision of the finances of the company. His books and accounts shall be open at all times to inspection by any director and, at appropriate times, by the company's auditors. The chief financial officer shall make a report of the financial condition of the company for the annual meeting of stockholders in each year


                                      7
and shall make such other reports and statements as may from time to time be required by the board of directors or by the laws of the State of Delaware.

      SECTION 7: The board of directors may designate a controller who shall also be the chief accounting officer of the company in which event that officer shall be in charge of general accounting books and records of the company. The controller shall have general supervision of the accounting practices of the company; cause to be enforced and applied the accounting rules and regulations prescribed by any applicable body or agency, have charge of the accounting books and records of the company and perform such other duties as may be assigned to him by the board of directors, the chief executive officer or the chief financial officer. His accounting books and records shall be open at all times to inspection by any director and, at appropriate times, by the company's auditors.

      SECTION 8: Contracts and other written instruments shall be signed by the chairman of the board or the president or a vice-president unless some other officer or employee of the company is authorized or required to sign them. The chairman of the board or the president or any vice-president or any other officer, assistant officer or employee designated in writing by the chief financial officer, may sign or endorse checks, drafts and other instruments used in the ordinary course of the business.

      SECTION 9: The duties of assistant officers, such as assistant secretaries, assistant treasurers or assistant controllers, shall be determined from time to time by the board of directors or, subject to such action as the board of directors may take in respect thereto, by the chief executive officer.

                                 ARTICLE VII

                                 Fiscal Year

      The fiscal year of the company shall be the calendar year.

                                ARTICLE VIII

                               Indemnification

      SECTION 1: Indemnification of Directors and Officers. The company shall, to the fullest extent to which it is empowered to do so by the General Corporation Law of Delaware or any other applicable laws, as may from time to time be in effect, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was or has agreed to become a director or officer of the company, or is or was serving or has agreed to serve at the request of the company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding. Expenses incurred in defending any action, suit or proceeding, whether civil, criminal, administrative or investigative, shall be paid by the company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay if it shall ultimately be determined that he is not entitled to be indemnified by the company. Any indemnification of or advance of expenses to a director or officer under this Section 1 of this Article shall be made promptly upon the written request of the director or officer. If a determination by the company that the director or officer is entitled to indemnification pursuant to this Article is required by law and the company fails to respond within 60 days to a written request for indemnity, the company shall be deemed to have approved such request. If the company denies a written request for indemnity or advancement of expenses, in whole or in part, or if payment in full pursuant to such request is not made within 60 days, the right to indemnification or advances as granted by this Article shall be enforceable by the director or officer in any court of competent jurisdiction. The costs and expenses of such person incurred in connection


                                      8

with successfully establishing his right to indemnification or advancement, in whole or in part, in any such action shall also be indemnified by the company. If the company raises as a defense to any such action for indemnification that the claimant has not met any applicable standard of conduct, the burden of proving such defense shall be on the company, whether or not there has been an actual determination by the company (including a determination by its board of directors, its independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct.

      SECTION 2: Contract with the Company. The provisions of Section 1 of this Article VIII shall be deemed to be a contract between the company and each director or officer who serves in any such capacity at any time while said Section 1 is in effect, and any repeal or modification of said Section 1 shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts. The contract right provided hereunder to each director and officer may not be modified retroactively without the consent of such person.

      SECTION 3: Indemnification of Employees and Agents. Persons who are not covered by the foregoing provisions of this Article VIII and who are or were employees or agents of the company, or are or were serving at the request of the company as employees or agents of another corporation, partnership, joint venture, trust or other enterprise, may be indemnified to the extent the company is empowered to do so by the General Corporation Law of Delaware or any other applicable laws, when and as authorized at any time or from time to time by the board of directors in its sole discretion.

      SECTION 4: Other Rights of Indemnification. The indemnification provided or permitted by this Article VIII shall not be deemed exclusive of any other rights to which those indemnified may be entitled by law or otherwise, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

      SECTION 5: Liability Insurance. The company shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the company or is or was serving at the request of the company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such whether or not the company would have the power to indemnify him against such liability under the provisions of this Article VIII.

                                 ARTICLE IX

      SECTION 1: The Company may, to the fullest extent to which it is empowered to do so by the General Corporation Law of Delaware or any other applicable laws as may from time to time be in effect, contract or transact business between itself and any other organization in which one or more of its officers or directors are officers or directors or have a financial interest if the officer's or director's interest or relationship to the contract or transaction is disclosed or is known to the board of directors.

      SECTION 2: The board of directors shall fix the compensation of the directors.

                                  ARTICLE X

                                 Amendments

      These by-laws may be altered, amended or repealed and new by-laws may be adopted by action of the board of directors.




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                                 ARTICLE XI

Acquisition, Merger or Consolidation

      In any instance in which the board of directors is considering the terms of any offer that would involve the acquisition by the offeror of a controlling interest in the company or a merger or consolidation of the company with or the sale of its assets to another company, the board shall consider, in addition to the economic interests of the stockholders, all relevant factors, including:

      1.    The social and economic impact upon the employees of the company;

      2. The economic and environmental impact upon the communities in which the company's major facilities are located;

      3. The continuing ability of the company to meet the needs of its customers and clients and to fulfill its existing contractual commitments; and

      4. The preservation of engineering integrity required to provide adequate safeguards to society with respect to the structural adequacy of the structures that the company designs, fabricates and builds.
















































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